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                                                                     EXHIBIT 5.8

                             RAMELA & REGULES RUCKER
                                    Abogados

Carlos RAMELA REGULES                           Julio Herreray Obes 1416, piso 8
Pedro REGULES ZABALETA                            Tel: (05982) 900-1232/900-0494
Fernando MENDEZ VALLES                                         902-1585/902-0693
Ricardo SOMMARUGA SANGUINETTI                         Telefax: (05982) 902-1585
Milagros SAPRIZA RAMELA                               E-mail: regules@dcd.com.uy
        Abogados                                        C.P. 11.100 - MONTEVIDEO
                                                                URUGUAY

Alejandro REGULES ZABALETA
        Escribano

                                       ________________, 2005

Ultrapetrol (Bahamas) Limited
c/o H& J Corporation Services Ltd.
Shirlaw House
87 Shirley Street
P.O. Box SS-19084
Nassau, Bahamas

               Re: 9% First Preferred Ship Mortgage Notes due 2014

Ladies and Gentlemen:

We have acted as special Uruguayan counsel to Ultrapetrol (Bahamas) Limited, a Bahamas company (the "Company") and to Massena Port S.A. (the "Guarantor" and, together with the Company, the "Ultrapetrol Group") in connection with the Company's Registration Statement on Form F-4 (the "Registration Statement") as filed with the United States Securities and Exchange Commission (the "Commission"), with respect to the Company's offer to exchange (the "Exchange Offer") up to $180,000,000 of the Company's 9% First Preferred Ship Mortgage Notes due 2014 (the "Exchange Notes") for an identical principal amount at maturity of its outstanding 9% First Preferred Ship Mortgage Notes due 2014 (the "Outstanding Notes"). The Exchange Notes are to be issued pursuant to the Indenture dated as of November 24, 2004 between the Company, the Guarantor and Manufacturers Traders and Trust Company, as Trustee (the "Trustee") (the "Indenture") and, when issued, will be guaranteed by the Guarantor (the "Guarantee") pursuant to the Indenture. Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company (the "Prospectus") included in the Registration Statement; (iii) the Indenture; (iv) the form of the Outstanding Notes; (v) the form of the Exchange Notes and (vi) such corporate documents and records

  Paraguay 609 - 6 K - Tel: (05411) 4311-1412/8385 - Telefax: (05411)4311-1700
                      C.P. 1057 - BUENOS AIRES - ARGENTINA

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of the Company and the Guarantor and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities (whoever are or will become signatories thereto) to complete the execution of documents. As to various questions of fact that are material to the opinion hereinafter expressed, we have relied upon statements or certificates of public officials, directors or officers of the Company and the Guarantor and others.

We have further assumed for the purposes of this opinion that each of the Indenture and all documents contemplated by the Indenture to be executed in connection with the issuance of the Exchange Notes and Guarantee have been duly authorized and validly executed and delivered by each of the parties thereto other than the Guarantor.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that the Guarantee has been duly authorized, executed and delivered by the Guarantor.

We hereby confirm that the discussion under the headings "Enforceability of Civil Liabilities," and "Summary of the Terms of the Exchange Notes: Additional Amounts," contained in the Company's Registration Statement on Form F-4, insofar as such discussion represents legal conclusions or statements of Uruguayan law, subject to the limitations and conditions set forth therein, constitutes the opinion of Ramela & Regules Rucker. It is our further opinion that the discussion set forth under such captions accurately states our views as to the matters discussed therein.

This opinion is limited to the laws of the Republic of Uruguay. This opinion is rendered as of the date hereof, and we have no responsibility to update this opinion for events or circumstances occurring after the date hereof, nor do we have any responsibility to advise you of any change in the laws after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form F-4 to be filed with the United States Securities and Exchange Commission with respect to the Exchange Notes, without admitting we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the

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Commission thereunder with respect to any part of the Registration Statement.

                                                      Very truly yours,

                                                      Dr. Pedro Regules Zabaleta


                                                      RAMELA & REGULES RUCKER
                                                             Abogados